SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2003

Nomadic Collaboration International, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	000-27131	88-0381258

(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

50 Marbella Street
World Trade Center
12th Floor
Panama City, Republic of Panama

(Address of Principal Executive Offices)

Registrant’s telephone number: 011-507-213-8874

880-609 Granville Street
Vancouver, BC, Canada V7Y 1G5

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On January 10, 2003 the Board of Directors of Nomadic Collaboration International, Inc. (OTCBB:NMDC) approved a 150-to-1 reverse split of the Company’s common stock, $.001 par value per share (the “Reverse Stock Split”). The Reverse Stock Split will become effective at the opening of business on January 23, 2003. The Reverse Stock Split will be accompanied by a corresponding reduction in the authorized number of shares of common stock from 100,000,000 to 666,666. Fractional shares resulting from the Reverse Stock Split will be rounded up to a full share of common stock. Also on January 23, 2003, the trading symbol of Nomadic Collaboration International, Inc. will change to NDCI. The Company’s new CUSIP number is 65531Q 20 2.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadic Collaboration International, Inc.

Date: January 21, 2003	By: /s/ Ricardo Garcia de Paredes Carbone

Ricardo Garcia de Paredes Carbone, Chief Executive Officer